UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2007

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 6, 2007, the Board of Directors of DexCom, Inc. (the “Company”) appointed Kevin R. Sayer as a Class I director (term to expire in 2009) and also appointed Mr. Sayer to the Audit Committee of the Board of Directors. Mr. Sayer will be entitled to receive standard non-employee director compensation, including: (i) an annual retainer of $30,000, of which at least 50% is to be paid in shares of Company common stock, and up to 100% may be paid in shares of common stock at the election of Mr. Sayer; (ii) upon joining the Board, a non-qualified option to purchase shares of the Company’s common stock with a Black-Scholes value equal to $300,000, which option will vest, subject to continued service to the Company as a director, monthly over 36 months from the date of grant; and (iii) for each additional year that he serves as a director, Mr. Sayer will be granted an additional non-qualified option to purchase shares of the Company’s common stock with a Black-Scholes value equal to $125,000, which option will vest, subject to continued service to the Company as a director, monthly over 12 months from the date of grant.  The exercise price for all option grants will be equal to their fair market value on the date of grant.

Since April 2007, Mr. Sayer has served as Chief Financial Officer of Biosensors International Group, Ltd., and President of Biosensors International USA, a medical technology company developing, manufacturing and commercializing medical devices used in interventional cardiology and critical care procedures. Prior to joining Biosensors International Group, Ltd., from 2005 to 2007, Mr. Sayer served as an independent healthcare and medical technology industry consultant. From 2004 to 2005, Mr. Sayer was Executive Vice President and Chief Financial Officer of Specialty Laboratories, Inc., a company offering clinical reference laboratory services. From 2002 to 2003, Mr. Sayer worked as an independent healthcare and medical technology industry consultant.  Mr. Sayer served as Chief Financial Officer of MiniMed, Inc., a medical technology company focused on insulin pumps for people with diabetes, from May 1994 until its acquisition by Medtronic, Inc. in August 2001.  Mr. Sayer served as Vice President and General Manager of Medtronic MiniMed after the acquisition until August 2002.  Mr. Sayer is a Certified Public Accountant and received his Master’s Degree in Accounting and Information system concurrently with a Bachelor’s Degree in Accounting, both from Brigham Young University. Mr. Sayer is 49 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Senior Vice President of Corporate Affairs

Date:  November 7, 2007